Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Evergreen International Corp. (the “registrant”) on Form 10-Q for the three and nine months ended January 31, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “report”), I, Jiangou Wei, Principal Executive Officer and Principal Financial Officer of the registrant, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

March 8, 2019

/s/ Jiangou Wei

Jiangou Wei

Principal Executive Officer and Principal Financial Officer